                                                                     EXHIBIT 2.2

                                ESCROW AGREEMENT


          ESCROW AGREEMENT, dated as of the 16th day of April, 2001 (sometimes hereinafter referred to as this "Escrow Agreement" or this "Agreement"), by and among Anam LLC, a Delaware limited liability company ("Parent"), NextHealth, Inc., a Delaware corporation ("Target") and American National Bank and Trust Company of Chicago, as escrow agent (the "Escrow Agent").

                              W I T N E S S E T H:

          WHEREAS, Parent and Target are parties to that certain Agreement and Plan of Merger, dated April 16, 2001 (the "Merger Agreement") (capitalized terms used herein shall have the meanings assigned to such terms in the Merger Agreement unless otherwise defined herein); and

          WHEREAS, pursuant to the terms of the Merger Agreement, Parent has agreed to acquire all of the shares of Target Capital Stock, by means of the Merger, for the Merger Consideration and on the terms and subject to the conditions specified therein; and

          WHEREAS, the Merger Agreement provides for the payment and delivery by Parent of cash earnest money deposits (or delivery of Letters of Credit (as defined in Section 6(a) hereof) in lieu thereof), into the escrow hereby established, to be held and dealt with by the Escrow Agent as herein provided; and

          WHEREAS, the Escrow Agent has agreed to act as escrow agent pursuant to the terms hereof.

          NOW, THEREFORE, in consideration of the mutual obligations and covenants hereafter set forth, Parent, Target and the Escrow Agent hereby agree as follows:

          1.  Designation of Escrow Agent.
              ---------------------------

          Parent and Target hereby designate and appoint the Escrow Agent as escrow agent to serve in accordance with the terms of this Escrow Agreement. The Escrow Agent hereby accepts such appointment and agrees to perform the duties set forth herein.

          2.  Initial Escrow Deposit.
              ----------------------

          The parties hereby acknowledge and agree that, pursuant to Section 7.5(a) of the Merger Agreement, on the date hereof, Parent shall deposit an earnest money deposit of $2,500,000 in cash (the "Initial Deposit") with the Escrow Agent, in immediately available funds, to be held and disbursed in accordance with the terms hereof.

          3.  Additional Escrow Deposit.
              -------------------------

          Pursuant to Section 7.5(a) of the Merger Agreement, Parent has agreed to make an additional earnest money deposit of $500,000 in cash, in immediately available funds (the "Additional Deposit," and together with the Initial Deposit, the "Required Deposits") to be held and disbursed in accordance with the terms hereof.

          4.  Optional Escrow Deposits.
              ------------------------

          (a) Pursuant to Section 7.2(a) of the Merger Agreement, Parent has the option, under certain circumstances, to prevent the Merger Agreement from terminating, by making an additional earnest money deposit of $1,000,000 in cash, in immediately available funds (the "First Optional Deposit"), to be held and disbursed in accordance with the terms hereof.

          (b) Pursuant to Section 7.1(b)(ii) of the Merger Agreement, Parent has the option, under certain circumstances, to prevent the Merger Agreement from terminating, by making an additional earnest money deposit of $1,000,000 in cash, in immediately available funds (the "Second Optional Deposit" and together with the First Optional Deposit and the Required Deposits, the "Aggregate Deposits"), to be held and disbursed in accordance with the terms hereof. All interest, if any, earned on the Aggregate Deposits shall be returned to Parent following the termination of the Escrow Account.

          5.  Acceptance by Escrow Agent.
              --------------------------

          The Escrow Agent agrees to accept the Aggregate Deposits and establish and maintain a separate account therefor as provided herein (the "Escrow Account").

          6.  Right to Substitute Letter of Credit.
              ------------------------------------

          (a) Parent shall have the right, at its option, at any time during the term hereof (including on the date hereof) to substitute for the Initial Deposit, Additional Deposit, First Optional Deposit or Second Optional Deposit an irrevocable letter of credit issued by LaSalle Bank N. A. (the "Bank") in favor of Escrow Agent in the amount of the related deposit or deposits, in substantially the form of Exhibit A attached hereto. Such
                                            ---------
     letter of credit and any replacement therefor delivered to the Escrow Agent and meeting the requirements set forth in the first sentence of this
     Section 6(a) is referred to herein as a "Letter of Credit."

          (b) On any date (during the term of this Escrow Agreement) that is not more than 5 and not less than 2 Business Days (as such term is defined in the Letter of Credit) prior to the Planned Expiration Date (as such term is defined in the Letter of Credit) with respect to any Letter of Credit then deposited in escrow hereunder, the Escrow Agent shall (i) if the Planned Expiration Date under such Letter of Credit may be extended, deliver to the Bank a certificate in the form of Exhibit A to the Letter of Credit to
                                       ---------
     extend the Planned Expiration Date for two months beyond the then current Planned Expiration Date or (ii) if the Planned Expiration Date under such Letter of Credit may not be so extended, collect the maximum amount then available under such Letter of Credit and the proceeds thereof and the interest thereon shall be held and disbursed as herein provided.

          (c) The Escrow Agent is hereby authorized to accept delivery of any Letter of Credit meeting the requirements set forth in the first sentence of Section 6(a) hereof and agrees to hold and collect any such Letter of Credit and disburse the proceeds thereof (including any interest thereon) in accordance with the terms and conditions of this Escrow Agreement. Upon receipt by the Escrow Agent of any Letter of Credit delivered in replacement of another Letter of Credit, the Escrow Agent shall return to the Parent the Letter of Credit being so replaced.

          7.  Investment of the Funds in the Escrow Account.
              ---------------------------------------------

          (a) The Escrow Agent shall have no discretion whatsoever with respect to the management, disposition or investment of the Escrow Account and is not a trustee or fiduciary to Parent or Target. Parent and Target acknowledge and agree that all investments made pursuant to this paragraph shall be for the account and risk of Parent and Target and any losses associated with investments shall be borne solely by Parent and Target. Escrow Agent shall from time to time invest and reinvest the cash deposits and proceeds from the collection of any Letter of Credit held in the Escrow Account, as and when instructed by Parent in writing, in any one or more of the following:

              (i)    obligations of the United States of America;

              (ii) general obligations of any State of the United States of America;

              (iii) certificates of deposit of any national bank or banks (including, if applicable, Escrow Agent or an affiliate of Escrow Agent) insured by the Federal Deposit Insurance Corporation (FDIC) with a net worth in excess of $100,000,000; and

              (iv) investments in a money market fund registered under the Investment Company Act of 1940, as amended (including any money market fund sponsored by Escrow Agent or any of its Affiliates).

          (b) In the event no instructions are received from Parent as provided in Section 7(a) hereof, Escrow Agent shall invest the Escrow Account in the One Group Prime Money Market Class A Shares.

          (c) The income derived from investments described in this Section 7 shall be added to, and for all purposes hereunder be deemed part of, the Aggregate Deposits held by the Escrow Agent hereunder.

          (d) Escrow Agent is authorized to execute purchases and sales of permitted investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. Escrow Agent shall send statements to each of the parties hereto on a monthly basis reflecting activity in the Escrow Account for the preceding month. Although Parent and Target each recognize that they may obtain a broker confirmation or written statement containing comparable information at no additional cost, Parent and Target hereby agree that confirmations of permitted investments are not required to be issued by

     Escrow Agent for each month in which a monthly statement is rendered. No statements need be rendered for the Escrow Account if no activity occurred for such month.

          8.  Disposition of Aggregate Deposits.
              ---------------------------------

          The Aggregate Deposits shall be disbursed by the Escrow Agent as follows:

          (a) If the Escrow Agent shall receive a notice signed by Target directing the Escrow Agent to distribute all cash from the Aggregate Deposits to Parent at the Closing, then Escrow Agent shall pay over to Parent (or to any other person at Parent's direction) at Closing all such cash. Target shall notify the Escrow Agent of the date, time and place of the Closing at least one business day prior to the date thereof.

          (b) If the Escrow Agent shall receive a notice signed by Target stating that the Closing has occurred, then Escrow Agent shall terminate each Letter of Credit then held by it in escrow hereunder by delivering a termination notice in the form of Exhibit B to the Letter of Credit to
                                       ---------
     Bank. If the Closing has occurred, Target shall, upon request of Parent, give notice thereof to the Escrow Agent.

          (c) If Target believes that it is entitled to the Aggregate Deposits (or any portion thereof) pursuant to the Merger Agreement, Target shall give notice to Escrow Agent in the form attached hereto as Exhibit B (the
                                                                ---------
     "Notice of Claim") directing the release from escrow of an amount of the Aggregate Deposits equal to the amount set forth in the Notice of Claim. Immediately upon receipt of a Notice of Claim, Escrow Agent shall send a copy thereof to Parent. If Parent objects to the requested release from escrow, Parent shall, within 5 business days after the receipt of the Notice of Claim from Target, deliver to the Escrow Agent a notice of objection substantially in the form attached hereto as Exhibit C (the
                                                            ---------
     "Notice of Objection") which specifies the total amount of Aggregate Deposits that Parent objects to releasing (the "Disputed Amount").

               (i) If Escrow Agent receives a Notice of Objection within such 5 business days, then Escrow Agent shall (A) within one business day after receipt thereof, collect the proceeds of any Letter of Credit then held by it in escrow hereunder to the extent necessary so that Escrow Agent is holding an amount of cash no less than the amount of the Aggregate Deposits which Target has directed the release of from escrow in the Notice of Claim, (B) as soon as practicable thereafter release and deliver to Target the amount of Aggregate Deposits requested by Target in the Notice of Claim minus the Disputed Amount,
          (C) continue to hold the Disputed Amount (in cash) in accordance with the terms hereof, and (D) as soon as practicable thereafter release to Parent the remaining amount, if any, of the Aggregate Deposits (following the procedures contained in Section 8(i) if applicable).

               (ii) If Escrow Agent does not receive a Notice of Objection within such 5 business days, then Escrow Agent shall as soon as practicable after the end of such 5 business day period (A) release and deliver to Target the amount of Aggregate Deposits requested in the Notice of Claim (following the procedures contained in Section 8(h) if applicable), and (B) release and deliver to Parent remaining amount, if any, of the Aggregate Deposits (following the procedures contained in Section 8(i) if applicable).

          (d) If Parent believes that it is entitled to a refund of the Aggregate Deposits (or any portion thereof) pursuant to the Merger Agreement, Parent shall give notice to Escrow Agent in the form attached hereto as Exhibit D (the "Notice of Refund") directing the release from
               ---------
     escrow of the amount of the Aggregate Deposits equal to the amount set forth in the Notice of Refund. Immediately upon receipt of a Notice of Refund, the Escrow Agent shall send a copy thereof to Target. If Target objects to the requested release from escrow, Target shall, within 5 business days after the receipt of the Notice of Refund from Parent, deliver to the Escrow Agent a notice of objection to refund substantially in the form attached hereto as Exhibit E (the "Notice of Objection to
                                    ---------
     Refund") which specifies the total amount of Aggregate Deposits that Target objects to releasing (the "Disputed Refund Amount").

               (i) If Escrow Agent receives a Notice of Objection to Refund within such 5 business days, then Escrow Agent shall (A) release to Parent the amount of Aggregate Deposits requested by Parent in the Notice of Refund minus the Disputed Refund Amount (following the procedures contained in Section 8(i) if applicable), and (B) continue to hold the remaining amount of the Aggregate Deposits (which shall include the Disputed Refund Amount) in accordance with the terms hereof.

               (ii) If Escrow Agent does not receive a Notice of Objection to Refund within such 5 business days, then Escrow Agent shall (A) release and deliver to Parent the amount of Aggregate Deposits requested in the Notice of Refund (following the procedures contained in Section 8(i) if applicable), and (B) continue to hold the remaining amount, if any, of Aggregate Deposits in accordance with the terms hereof.

          (e) If the Escrow Agent shall receive a final order of a court of competent jurisdiction (which order shall not be subject to appeal (a "Final Order")) holding that Target is entitled to receive the Aggregate Deposits (or a portion thereof), then Escrow Agent shall send a copy of such Final Order to Parent.

               (i) Unless Escrow Agent has received within 2 business days of receipt of such Final Order a notice (the "Paid in Full Notice") signed by Parent certifying that the amounts specified in such Final Order have been paid in full (accompanied by a photostatic copy of a receipt evidencing such payment), Escrow Agent shall (A) release and deliver to Target the amount specified in the Final Order to be paid to Target (following the procedures contained in Section 8(h) if applicable), and (B) release and deliver to Parent remaining amount, if any, of the Aggregate Deposits (following the procedures contained in Section 8(i) if applicable).

               (ii) If Escrow Agent receives the Paid in Full Notice (accompanied by a photostatic copy of a receipt required thereunder) within such 2 business days, then Escrow Agent shall give notice thereof (which notice shall include the Paid in Full Notice, along with all documentation accompanying it) to Target in accordance with
          Section 17 hereof.

                   (A) If Escrow Agent does not receive a notice of objection from Target to the Paid in Full Notice within 5 business days following Target's receipt of the Paid in Full Notice from Escrow Agent, then Escrow Agent shall release and deliver to Parent the Aggregate Deposits (following the procedures contained in Section 8(i) if applicable).

                   (B) In the event that Target files a notice of objection to the Paid in Full Notice within the time period prescribed herein, then Escrow Agent shall continue to hold the Aggregate Deposits in accordance with the terms hereof.

          (f) If Escrow Agent shall receive a Final Order (that does not hold that that Target is entitled to receive the Aggregate Deposits (or a portion thereof)) directing the delivery and transfer of the Aggregate Deposits (or a portion thereof) or any Letters of Credit then held by it in escrow hereunder, then Escrow Agent shall send a copy of such Final Order to Parent and Target and, within 2 business days of receipt of such Final Order, shall release and deliver and transfer the Aggregate Deposits (or such portion) or such Letters of Credit in the manner provided in such Final Order.

          (g) If the Escrow Agent shall receive a notice signed by Parent and Target directing the disposition of the Aggregate Deposits or any Letters of Credit then held by it in escrow hereunder, the Escrow Agent shall release, deliver and transfer the Aggregate Deposits and such Letters of Credit as specified in such notice.

          (h) Upon being required to make payments to Target pursuant to Sections 8(c), 8(e) or 8(g) hereof, the Escrow Agent shall collect the proceeds of any Letter of Credit then held by it in escrow hereunder to the extent necessary to make such payments, and upon collecting such proceeds, shall disburse such proceeds to Target.

          (i) Upon being required to release and deliver any Aggregate Deposits to Parent pursuant to Sections 8(c), 8(d), 8(e), 8(f) or 8(g) hereof, Escrow Agent shall terminate or reduce the principal balance of any Letters of Credit, as appropriate, to the extent necessary to accomplish such release and delivery (assuming that sufficient Letters of Credit are then held by it in escrow hereunder) by delivering a termination notice in the form of Exhibit B to such Letters of Credit to the Bank.
             ---------

          9.  Escrow Agent.
              ------------

          (a) The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth in this Agreement. No implied duties of the Escrow Agent shall be read into this Agreement and the Escrow Agent shall not be subject to, or obliged to recognize any other agreement between, or direction or instruction of, any or all the parties hereto even though reference thereto may be made herein.

          (b) In the event all or any part of the Aggregate Deposits shall be attached, garnished or levied upon pursuant to any court order, or the delivery thereof shall be stayed or enjoined by a court order, or any other order, judgment or decree shall be made or entered by any court affecting the Aggregate Deposits, or any part thereof, or any act of the Escrow Agent, the Escrow Agent is hereby expressly authorized (upon giving notice thereof to Target and Parent) to obey and comply with all final writs, orders, judgments or decrees so entered or issued by any court; and, if the Escrow Agent obeys or complies with such writ, order, judgment or decree after giving such notice to Parent and Target, it shall not be liable to Parent or Target, or to any other person by reason of such compliance. The Escrow Agent shall send a copy of such writ, order, judgment or decree to Parent and Target immediately upon receipt thereof.

          (c) The Escrow Agent shall not be liable to anyone for any damages, losses or expenses incurred as a result of any act or omission of the Escrow Agent, unless such damages, losses or expenses are caused by the Escrow Agent's willful breach or gross negligence. Accordingly, the Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted in good faith upon the advice of counsel for the Escrow Agent given with respect to any question relating to the duties and responsibilities of the Escrow Agent under this Agreement or (ii) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for herein, not only as to its due execution by an authorized person as to the validity and effectiveness of such instrument, but also as to the truth and accuracy of any information contained therein that the Escrow Agent shall in good faith believe to be genuine, to have been signed by a proper person or persons and to conform to the provisions of this Agreement. IN NO EVENT SHALL ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES WHICH RESULT FROM ESCROW AGENT'S FAILURE TO ACT IN ACCORDANCE WITH THE STANDARDS SET FORTH IN THIS AGREEMENT, OR (II) SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          (d) The Escrow Agent shall not be responsible for the sufficiency or accuracy, or the form, execution, validity or genuineness, of documents received hereunder, or for any description therein, nor shall it be responsible or liable in any respect on account of the identity, authority or rights of any person executing or delivering or purporting to execute or deliver any such document or this Agreement, or on account of or by reason of forgeries, false representations, or the exercise of its discretion in any particular manner, nor shall the Escrow Agent be liable for any mistake of fact or of law or any error of judgment, or for any act or omission, except as a result of its gross negligence or willful malfeasance. The Escrow Agent is not authorized and shall not disclose the name, address, or security positions of the parties or the securities held hereunder in response to requests concerning shareholder communications under Section 14 of the Exchange Act, the rules and regulations thereunder, and any similar statute, regulation, or rule in effect from time to time. Under no circumstances shall the Escrow Agent be liable for any general or consequential damages or damages caused, in whole or in part, by the action or inaction of Parent or Target or any of their respective agents or employees. The Escrow Agent shall not be liable for any damage, loss, liability, or delay caused by accidents, strikes, fire, flood, war, riot, equipment breakdown, electrical or mechanical failure, acts of God or any cause which is reasonably unavoidable or beyond its reasonable control.

          (e) The Escrow Agent may consult with legal counsel of its own choosing and shall be fully protected in acting or refraining from acting in good faith and in accordance with the opinion of such counsel.

          (f) In the event of a dispute between the parties hereto sufficient in the discretion of the Escrow Agent to justify its doing so, the Escrow Agent shall be entitled to tender the Aggregate Deposits into the registry or custody of any court of competent jurisdiction, to initiate such legal proceedings as it deems appropriate, and thereupon to be discharged from all further duties and liabilities under this Agreement. Any such legal action may be brought in any such court as the Escrow Agent shall determine to have jurisdiction over the Aggregate Deposits. The filing of any such legal proceedings shall not deprive the Escrow Agent of its compensation hereunder earned prior to such filing.

          (g) The Escrow Agent shall be under no duty to take any legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding that would result in or might cause it to incur any costs, expenses, losses or liability, unless and until it shall be indemnified with respect thereto in accordance with
     Section 12 hereof.

          (h) Any other controversy or claim arising out of or relating to this Agreement, or the breach of the same, shall be settled through consultation and negotiation in good faith and a spirit of mutual cooperation. However, if those attempts fail, each of the parties agrees that any dispute or controversy arising out of or in connection with this Agreement or any alleged breach hereof shall be settled in the state or federal courts of the State of Illinois sitting in Cook County, and each of the parties hereto consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. In any action or proceeding brought to resolve disputes arising under this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses (and, all indemnification expenses, if any, incurred by the prevailing party pursuant to Section 12 hereof relating to such action or proceeding) from the other party.

          (i) Any banking association or corporation into which Escrow Agent may be merged, converted or with which Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust business of Escrow Agent shall be transferred, shall succeed to all of Escrow Agent's rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the procedures set forth in the last sentence of paragraph 5 of the Letters of Credit are followed.

          10.  The Escrow Agent's Fees.
               -----------------------

          All fees and expenses of the Escrow Agent shall be as set forth on

Exhibit F attached hereto and incorporated herein and shall be paid 50% by
---------
Parent and 50% by Target. Parent and Target shall each pay 50% of the initial annual fee of the Escrow Agent to the Escrow Agent upon execution of this Escrow Agreement. The Escrow Agent shall have a first lien on any asset held hereunder for payment of such fees, costs and expenses as well as other amounts due it under this Agreement, and it is hereby granted the right to set off and deduct any unpaid fees and/or nonreimbursed expenses from amounts on deposit in the Escrow Account.

          11.  Taxes.
               -----

          All interest earned on any Aggregate Deposits shall be considered the currently reportable income of Parent for federal income tax purposes. The Escrow Agent annually shall file information returns with the United States Internal Revenue Service and payee statements with Parent, documenting such interest payments. Parent shall provide the Escrow Agent all forms and information necessary to complete such information returns and payee statements. Should the Escrow Agent become liable for the payment of taxes, including withholding taxes, relating to income derived from any Aggregate Deposit or any payment made hereunder, the Escrow Agent may pay such taxes from the Aggregate Deposits.

          12.  Indemnification of the Escrow Agent.
               -----------------------------------

          Target and Parent each agrees, jointly and severally, to indemnify the Escrow Agent and hold it harmless against any losses, claims, damages, liabilities and/or expenses, including reasonable costs of investigation and fees and expenses of independent counsel and disbursements (collectively, the "Escrow Agent Losses") which may be imposed upon the Escrow Agent or incurred by it in connection with the performance of its duties hereunder, including any litigation arising from this Escrow Agreement or involving its subject matter, except for Escrow Agent Losses incurred by the Escrow Agent resulting from its own gross negligence or willful misconduct. This indemnification shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent.

          13.  Resignation of the Escrow Agent.
               -------------------------------

          It is understood that the Escrow Agent reserves the right to resign as Escrow Agent at any time upon giving thirty (30) days written notice of its intent to resign to Parent and Target. Within thirty (30) days after receiving the aforesaid notice, Parent and Target shall appoint a successor Escrow Agent pursuant to an escrow agreement substantially in the form of this Escrow Agreement to which the Escrow Agent may distribute the property then held hereunder, less its fees, costs and expenses (including counsel fees and expenses) which may remain unpaid at that time. If a successor Escrow Agent has not been appointed and has not accepted such appointment by the end of such thirty (30) day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent.

          14.  Amendment.
               ---------

          This Escrow Agreement may be amended by and upon written notice to the Escrow Agent at any time given jointly by Target and Parent, but the duties or powers or responsibilities of the Escrow Agent may not be increased without its consent. However, any successor to the business of Escrow Agent whether by reorganization or otherwise, will act with like effect as though originally named.

          15.  Termination.
               -----------

          This Escrow Agreement may be terminated at any time upon ten (10) calendar days' notice by an instrument executed by Target and Parent and delivered to the Escrow Agent. This Escrow Agreement shall thereupon terminate on the date specified in such notice or, if no date is specified, on the tenth business day following receipt thereof by the Escrow Agent. Such notice shall specify the disposition by the Escrow Agent of the Aggregate Deposits. This Escrow Agreement shall also terminate on the date on which all of the Aggregate Deposits and Letters of Credit held in escrow hereunder have been disbursed according to the terms hereof.

          16.  Miscellaneous.
               -------------

          (a) This Escrow Agreement is binding upon, and shall inure to the benefit of, and be enforceable by the respective beneficiaries, representatives, successors and assigns of the parties hereto.

          (b) Other than the Merger Agreement, this Escrow Agreement contains the entire understanding of the parties with respect to the subject matter hereof. Nothing herein shall limit or affect the rights of the parties under the Merger Agreement.

          (c) This Escrow Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

          (d) This Escrow Agreement, and any of the notices issued pursuant hereto, may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (e) Section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Escrow Agreement.

          17.  Notices.
               -------

          All notices provided for hereunder shall be in writing and shall be deemed to be given: (a) when delivered to the individual, or to an officer of the company, to which the notice is directed; or (b) when delivered by an overnight delivery service (including Federal Express or United States Express
Mail) with receipt acknowledged and with all charges prepaid by the sender addressed as provided in this paragraph. Notices shall be directed as follows:

     (a)  if to Parent:

          Anam LLC
          c/o Jack A. Shaffer & Company, LLC
          410 Park Avenue, Suite 430
          New York, New York  10022
          Attention:  George L. Ruff

          with copies to:

          Sonnenschein Nath & Rosenthal
          8000 Sears Tower
          Chicago, Illinois  60606
          Attention:  Eric R. Decator, Esq.

          and:

          Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A.
          Suite 2600
          Tower at Erieview
          1301 East Ninth Street
          Cleveland, Ohio  44114-1824
          Attention:  Irv Berliner, Esq.

  (b)  if to Target, to:

          NextHealth, Inc.
          16600 N. Lago Del Oro Parkway
          Tucson, Arizona  85737
          Attention: Chief Financial Officer
      with copies to:

      Hecker & Muehlebach
      405 West Franklin Street
      Tucson, Arizona  85701
      Attention:  Lawrence M. Hecker, Esq.

      and:

      The Special Committee of the Board of Directors of NextHealth, Inc. c/o Neal Gerber & Eisenberg
      2 North LaSalle Street
      Chicago, Illinois  60602
      Attention:  Stephen L. Berger, Esq.

      with copies to:

      Paul, Weiss, Rifkind, Wharton & Garrison
      1285 Avenue of the Americas
      New York, New York  10019
      Attention:  Judith Reinhardt Thoyer, Esq.

  (c) if to the Escrow Agent, to:

      American National Bank and Trust Company of Chicago
      120 S. LaSalle Street
      Mail Code IL1-1250
      Chicago, Illinois 60603
      Attention:  Timothy P. Martin

If the date on which any action, calculation or notice required or permitted to be taken, made or given hereunder is other than a business day, then such action, calculation or notice, as the case may be, may be taken, made or given on the next succeeding business day.

          IN WITNESS WHEREOF, this Escrow Agreement has been duly executed and delivered by the duly authorized officers of Parent, Target and the Escrow Agent, on the date first above written.



                                            ANAM LLC

                                                /s/ GEORGE L. RUFF
                                            By:___________________________
                                                Name: George L. Ruff
                                                Title: Vice President



                                            NEXTHEALTH, INC.

                                                /s/ LOREE THOMPSON
                                            By:___________________________
                                                Name: Loree Thompson
                                                Title: Chief Financial Officer



                                            American National Bank and
                                            Trust Company of Chicago,
                                            as Escrow Agent

                                                /s/ TIMOTHY P. MARTIN
                                            By:___________________________
                                                Name: Timothy P. Martin
                                                Title: Assistant Vice President

                                                                       EXHIBIT A

                            FORM OF LETTER OF CREDIT
                            ------------------------

                          IRREVOCABLE LETTER OF CREDIT
                                 NO. _________

                                                                  April __, 2001

American National Bank and Trust Company of Chicago
120 S. LaSalle Street
Mail Code IL1-1250
Chicago, Illinois 60603
Attention:  Timothy P. Martin

Ladies and Gentlemen:

The undersigned, LaSalle Bank N.A. ("Bank"), hereby establishes, at the request and for the account of "Parent" (as defined below), in your favor, this Irrevocable Letter of Credit No. ___________, effective April ___, 2001. This Letter of Credit is established pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), among NextHealth, Inc., a Delaware corporation ("NextHealth"), Anam LLC, a Delaware limited liability company ("Parent"), and NHI Acquisition Corp.


     1.  Total Credit.  The maximum aggregate amount of credit available under
         ------------
this Letter of Credit shall be ________________ Dollars ($________), which amount is hereinafter referred to as the "Total Credit."

     2.  Expiration.  The expiration date of this Letter of Credit (the "Stated
         ----------
Termination Date") shall be the earlier of:

          (a) the date on which the Total Credit is reduced to zero because payment of the full amount which may be drawn under this Letter of Credit has been made by us to the Escrow Agent (as defined below),

          (b) the "Planned Expiration Date" (defined below). "Planned Expiration Date" as used herein shall mean, initially, October __, 2001, provided that the Planned Expiration Date may be extended for one (1) two month period by delivering to the Bank, no earlier than five Business Days (as defined below) prior to any then current Planned Expiration Date, a certificate in the form of Exhibit A attached hereto, in which case the
                                ---------
     Planned Expiration Date shall be extended to the date that is the two month anniversary date of the then current Planned Expiration Date, and

          (c) the date that you deliver to the Bank a termination notice in the form of Exhibit B.
             ---------

          In the event the Planned Expiration Date is not a Business Day (as hereinafter defined), then this Letter of Credit shall expire on the next succeeding Business Day. The term "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which the New York Stock Exchange or our offices in Chicago are closed.

     3.  Demands.  The Bank hereby irrevocably authorizes you to draw on this
         -------
Letter of Credit in accordance with the terms and conditions hereinafter set forth, in one drawing by one of your drafts (any such draft being a "Demand"), an amount equal to the Total Credit.

     4.  Method of Demand.  Funds from the Bank under this Letter of Credit are
         ----------------
available to you against your Demand referring thereon to the number of this Letter of Credit and accompanied by your completed certificate signed by you substantially in the form of Exhibit C attached hereto (a "Certificate"). Each
                             ---------
such Demand and Certificate shall be presented, together with a copy of this Letter of Credit, to the Bank at LaSalle Bank N.A., 135 S. LaSalle Street, Chicago, Illinois 60603, Attention Tom Steil, or such other address as we may notify you of (the "Bank's Office") on a Business Day. A Demand may be delivered to us in person, by mail or by an express delivery service, to the Bank's Office. A Demand shall be presented during our business hours on a Business Day prior to the expiration hereof at the Bank's Office. If the Bank receives any such Demand and Certificate at the Bank's Office in conformity with the terms and conditions of this Letter of Credit, not later than 12:00 P.M. ( Chicago time) on a Business Day prior to the expiration hereof, then the Bank will honor such Demand by making available to you, before 2:00 P.M. (Chicago time) on the first Business Day following the one on which the Bank shall have received such Demand, an amount equal to the amount of such Demand in same day funds in accordance with your payment instructions. If the Bank receives any such Demand and Certificate at the Bank's Office in conformity with the terms and conditions of this Letter of Credit, after 12:00 P.M. (Chicago time) on a Business Day prior to the expiration hereof, the Bank will honor such Demand by making available to you, before 2:00 P.M. (Chicago time) on the second Business Day following the date the Bank shall have received such Demand, the amount of such Demand in same day funds in accordance with your payment instructions.

     Unless otherwise agreed, payment under this Letter of Credit shall be made in immediately available funds in accordance with the instructions contained in the Demand.

     5.  Transferability.  This Letter of Credit is not transferable other than
         ---------------
that it may be transferred to any successor escrow agent pursuant to that certain Escrow Agreement, of even date herewith, among NextHealth, Parent and you. Any such transfer shall be evidenced by a transfer in the form of Exhibit D.

     6.  Uniform Customs and Practice.  This Letter of Credit is issued and
         ----------------------------
subject to and the performance under this Letter of Credit by the Bank, its correspondents and beneficiaries will be governed by, the rules of the "Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500" or such later revision as may be published by the International Chamber of Commerce.

     7.  Address for Communication.  Communications with respect to this Letter
         -------------------------
of Credit shall be in writing and shall be addressed to us at the Bank's Office, specifically referring thereon to our Irrevocable Letter of Credit No. __________. All notices, requests and other communications to you shall be in a writing and shall be given at the following address:

                    American National Bank and Trust Company of Chicago 120 S. LaSalle Street
                    Mail Code IL1-1250
                    Chicago, Illinois 60603
                    Attention:  Timothy P. Martin

or at such other addresses as shall be furnished by you by like notice. Except as otherwise expressly provided herein, each such notice, request or other communication shall be effective upon the earlier of (i) actual receipt, and
(ii) receipt of confirmation of delivery, in each case at the address specified in this section.

     8.  Complete Agreement.  This Letter of Credit, including the exhibits
         ------------------
hereto, sets forth in full the terms of our undertaking. Reference in this Letter of Credit to other documents or instruments is for identification purposes only and such reference shall not modify or affect the terms hereof or cause such documents or instruments to be deemed incorporated herein.

                              Very truly yours,

                              LaSalle Bank National Association


                               By:
                                  ----------------------------------

                               Title:
                                     -------------------------------

                         EXHIBIT A TO LETTER OF CREDIT
                         -----------------------------

                         CERTIFICATE IN CONNECTION WITH
                          EXTENSION OF EXPIRATION DATE

                       UNDER IRREVOCABLE LETTER OF CREDIT
                                 NO. __________

          The undersigned, American National Bank and Trust Company of Chicago, as escrow agent ("Escrow Agent"), hereby directs LaSalle Bank National Association (the "Bank") with reference to Irrevocable Letter of Credit No. ________ dated April ____, 2001 (as amended from time to time, the "Letter of Credit", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of Escrow Agent to extend the Planned Expiration Date of the Letter of Credit for an additional two month period to ________________________.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _____ day of ____________________, 200__.


                              American National Bank and Trust Company of
                              Chicago, as escrow agent

                              By:
                                 ---------------------------------------
                              Title:
                                    ------------------------------------

                         EXHIBIT B TO LETTER OF CREDIT
                         -----------------------------

                               TERMINATION NOTICE

                       UNDER IRREVOCABLE LETTER OF CREDIT
                                 No. __________

          The undersigned, American National Bank and Trust Company of Chicago, as escrow agent ("Escrow Agent"), hereby directs LaSalle Bank National Association (the "Bank") with reference to Irrevocable Letter of Credit No. ________ dated April __, 2001 (as amended from time to time, the "Letter of Credit", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of Escrow Agent to (terminate the Letter of Credit and not honor any further Demands thereunder, and the Escrow Agent hereby delivers to the Bank the Letter of Credit) (reduce the principal balance of the Letter of Credit to $______________)[Strike inapplicable provision].

          IN WITNESS WHEREOF, the undersigned have executed and delivered this Certificate as of the _____ day of ____________________, 200__.


                              American National Bank and Trust Company of
                              Chicago, as escrow agent

                              By:
                                 --------------------------------------

                              Title:
                                    -----------------------------------

                         EXHIBIT C TO LETTER OF CREDIT
                         -----------------------------

                    CERTIFICATE IN CONNECTION WITH A DRAWING

                       UNDER IRREVOCABLE LETTER OF CREDIT
                                No. ____________

          The undersigned, American National Bank and Trust Company of Chicago, as escrow agent ("Escrow Agent"), hereby certifies to LaSalle Bank National Association (the "Bank") with reference to Irrevocable Letter of Credit No. ________ dated April ___, 2001 (as amended from time to time, the "Letter of Credit", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of Escrow Agent, that, pursuant to and in accordance with the terms of the Escrow Agreement (as defined in the Letter of Credit), Escrow Agent is making a drawing under the Letter of Credit in the amount of _______________ Dollars ($___________).

          IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _____ day of ____________________, 200__.


                              American National Bank and Trust Company of
                              Chicago, as escrow agent

                              By:
                                 --------------------------------------

                              Title:
                                    -----------------------------------

                         EXHIBIT D TO LETTER OF CREDIT
                         -----------------------------

                                  TRANSFER OF

                          IRREVOCABLE LETTER OF CREDIT
                                No. ____________

                              _____________, 2001

LaSalle Bank N.A.
135 S. LaSalle
Chicago, Illinois 60603
Attn:  Tom Steil

     Re:  LaSalle Bank N.A. Letter of Credit No. ______

Gentlemen:

     For value received, the undersigned beneficiary hereby irrevocably transfers to:

                              (Name of Transferee)

                                   (Address)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety. Said transferee has succeeded to the undersigned as Escrow Agent under the Escrow Agreement dated as of April 16, 2001, among ANAM LLC, NextHealth, Inc. and American National Bank.

     By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

     The original of such Letter of Credit is returned herewith, and in accordance therewith we ask you to transfer the Letter of Credit to the transferee and forward it directly to the transferee with your customary notice of transfer, or that, if so requested by the transferee, you issue a new irrevocable letter of credit in favor of the transferee with provisions consistent with the Letter of Credit.

                                           Very truly yours,


SIGNATURE AUTHENTICATED                    __________________________

__________________________                 By________________________
(Authorized Signature)                     Title_____________________

                                   EXHIBIT B

                            FORM OF NOTICE OF CLAIM
                            -----------------------

[DATE]

American National Bank and Trust Company of Chicago
120 S. LaSalle Street
Mail Code IL1-1250
Chicago, Illinois 60603
Attention:  Timothy P. Martin

Dear Mr. Martin:

  This Notice of Claim is being delivered to you pursuant to Section 8(iii) of the Escrow Agreement (the "Escrow Agreement") dated as of April 16, 2001 among the undersigned, Anam LLC and American National Bank and Trust Company of Chicago, as Escrow Agent (the "Escrow Agent"). Capitalized terms used herein shall have the meaning assigned to them in the Escrow Agreement unless otherwise defined herein.

  Please be advised that the undersigned is entitled to $_______________ of payments pursuant to Section 8(iii) of the Escrow Agreement as a result of [SPECIFIC OCCURRENCE WHICH HAS RESULTED IN REQUIREMENT OF PAYMENT.] Accordingly, the undersigned hereby authorizes and directs you to disburse $______________ to the undersigned in accordance with the terms of the Escrow Agreement unless you receive a contrary notice from Parent pursuant to Section 8(iii) of the Escrow Agreement.

          The undersigned hereby certifies to Escrow Agent and Parent that it has delivered a copy of this Notice of Claim to Parent at the address set forth in Section 17 of the Escrow Agreement by overnight courier.


                                       Sincerely,

                                       NEXTHEALTH, INC.


                                       By_________________________________
                                       Name:
                                       Title:

                                   EXHIBIT C

                          FORM OF NOTICE OF OBJECTION
                          ---------------------------

[DATE]

American National Bank and Trust Company of Chicago
120 S. LaSalle Street
Mail Code IL1-1250
Chicago, Illinois 60603
Attention:  Timothy P. Martin

Dear Mr. Martin:

  This Notice of Objection is being delivered to you pursuant to Section 8(iii) of the Escrow Agreement (the "Escrow Agreement") dated as of April 16, 2001 by and among the undersigned, NextHealth, Inc. and American National Bank and Trust Company of Chicago, as Escrow Agent (the "Escrow Agent"). Capitalized terms used herein shall have the meaning assigned to them in the Escrow Agreement unless otherwise defined herein.

  Please be advised that the undersigned disputes the Notice of Claim dated ___________________, a copy of which was received by the undersigned on
______________.  The total Disputed Amount is $__________________.

  Accordingly, the undersigned directs the Escrow Agent to continue to hold the Disputed Amount, subject to the terms and provisions of the Escrow Agreement. The undersigned authorizes the release to Target of the amount requested in the Notice of Claim other than the Disputed Amount in accordance with Section 8(iii) of the Escrow Agreement.

          The undersigned hereby certifies to Escrow Agent and Target that it has delivered a copy of this Notice of Objection to Target at the address set forth in Section 17 of the Escrow Agreement by overnight courier.

                                       Sincerely,

                                       ANAM LLC


                                       By_________________________________
                                       Name:
                                       Title:

                                   EXHIBIT D

                            FORM OF NOTICE OF REFUND
                            ------------------------

[DATE]

American National Bank and Trust Company of Chicago
120 S. LaSalle Street
Mail Code IL1-1250
Chicago, Illinois 60603
Attention:  Timothy P. Martin

Dear Mr. Martin:

  This Notice of Refund is being delivered to you pursuant to Section 8(iv) of the Escrow Agreement (the "Escrow Agreement") dated as of April 16, 2001 among the undersigned, NextHealth, Inc. and American National Bank and Trust Company of Chicago, as Escrow Agent (the "Escrow Agent"). Capitalized terms used herein shall have the meaning assigned to them in the Escrow Agreement unless otherwise defined herein.

  Please be advised that the undersigned is entitled to $_______________ of payments pursuant to Section 8(iv) of the Escrow Agreement as a result of [SPECIFIC OCCURRENCE WHICH HAS RESULTED IN REQUIREMENT OF PAYMENT.] Accordingly, the undersigned hereby authorizes and directs you to disburse $______________ to the undersigned in accordance with the terms of the Escrow Agreement unless you receive a contrary notice from Target pursuant to Section 8(iv) of the Escrow Agreement.

          The undersigned hereby certifies to Escrow Agent and Target that it has delivered a copy of this Notice of Refund to Target at the address set forth in Section 17 of the Escrow Agreement by overnight courier.

                                       Sincerely,

                                       ANAM LLC


                                       By_________________________________
                                       Name:
                                       Title:

                                   EXHIBIT E

                     FORM OF NOTICE OF OBJECTION TO REFUND
                     -------------------------------------

[DATE]

American National Bank and Trust Company of Chicago
120 S. LaSalle Street
Mail Code IL1-1250
Chicago, Illinois 60603
Attention:  Timothy P. Martin

Dear Mr. Martin:

  This Notice of Objection to Refund is being delivered to you pursuant to
Section 8(iv) of the Escrow Agreement (the "Escrow Agreement") dated as of April 16, 2001 by and among the undersigned, Anam LLC and American National Bank and Trust Company of Chicago, as Escrow Agent (the "Escrow Agent"). Capitalized terms used herein shall have the meaning assigned to them in the Escrow Agreement unless otherwise defined herein.

  Please be advised that the undersigned disputes the Notice of Refund dated ___________________, a copy of which was received by the undersigned on
______________.  The total Disputed Refund Amount is $__________________.

  Accordingly, the undersigned directs the Escrow Agent to continue to hold the Disputed Refund Amount, subject to the terms and provisions of the Escrow Agreement. The undersigned authorizes the release to Parent of the amount requested in the Notice of Refund other than the Disputed Amount in accordance with Section 8(iv) of the Escrow Agreement.

          The undersigned hereby certifies to Escrow Agent and Parent that it has delivered a copy of this Notice of Objection to Refund to Parent at the address set forth in Section 17 of the Escrow Agreement by overnight courier.

                                         Sincerely,

                                         NEXTHEALTH, INC.


                                         By_________________________________
                                         Name:
                                         Title:

                                   EXHIBIT F

                              ESCROW AGENT'S FEES
                              -------------------


Annual Charge:  $4,000.00

Any out-of-pocket expenses, or extraordinary fees or expenses such as attorney's fees or messenger costs, are additional and are not included in the above schedule.

The Annual Charge is billed in advance and payable prior to that year's service.